Exhibit 99.1
P R E S S   R E L E A S E

Splunk Announces Fiscal Fourth Quarter and Full Year 2023 Financial Results

Revenues Grew 39% in Q4, Quarterly Revenues Exceed $1B for the First Time
Full Year Cloud Revenue Up 54%
Quarterly GAAP Net Income of $269M

SAN FRANCISCO – March 1, 2023 – Splunk Inc. (NASDAQ: SPLK), the cybersecurity and observability leader, today announced results for its fiscal fourth quarter and full year ended January 31, 2023.

Fourth Quarter 2023 Financial Highlights
•Total revenues were $1.251 billion, an increase of 39% year-over-year.
•GAAP operating margin was 21.3%; Non-GAAP operating margin was 37.9%
•GAAP net income was $269 million; GAAP EPS was $1.44.
•Operating cash flow was $276 million; Free cash flow was $269 million.
•790 customers with total ARR greater than $1 million, an increase of 115 year-over-year.

Full Year 2023 Financial Highlights
•Total revenues were $3.654 billion, up 37% year-over-year.
•Total ARR was $3.674 billion, up 18% year-over-year.
•Cloud revenue was $1.457 billion, up 54% year-over-year.
•GAAP operating margin was (6.4)%; Non-GAAP operating margin was 17.6%.
•Operating cash flow was $450 million; Free cash flow was $427 million.

“Our team delivered a solid finish to an important transitional year for Splunk, positioning us well for our next chapter,” said Gary Steele, President and CEO of Splunk. “More than ever, Splunk plays a critical role in helping our customers ensure their digital systems are resilient, secure and able to adapt to constant change. As we begin our new fiscal year, we remain committed to delivering durable growth and substantially increasing free cash flow.”

“Total ARR grew by 18% to $3.674 billion and annual free cash flow nearly quadrupled as the team continued its focus on driving results and improving operating efficiency,” said Brian Roberts, CFO of Splunk. “In a time of economic uncertainty, we are pleased with our strategic, competitive and financial position to deliver significant value to our customers and substantially increase free cash flow margins in FY24 through expected growth and continued operating efficiencies.”

Q4 2023 Business Highlights:

•Splunk Names New Chief Financial Officer: Splunk appointed Brian Roberts as the company’s Chief Financial Officer (CFO).
•Splunk Connects with Hundreds of Public Sector Customers and Partners: Splunk welcomed hundreds of government, public institutional and higher education customers and partners to Washington D.C. for its annual public sector event, GovSummit.
•Splunk Recognized as a Security Analytics Leader: Industry analyst firm, Forrester Research, recognized Splunk as a leader in The Forrester Wave™: Security Analytics Platforms, Q4 2022. The company received the highest possible scores in the product vision, planned enhancements, market approach and partner ecosystem criteria. Splunk was also named a leader in the 2022 IDC MarketScape: Worldwide SIEM 2022 Vendor Assessment.*
•Splunk Security Innovation: Splunk Enterprise Security 7.1 is now available and features three new capabilities to help security teams detect suspicious behavior in real time, quickly discover the scope of an incident to respond accurately, and improve security workflow efficiencies using embedded frameworks.
•Splunk Releases 2022 Global Impact Report: Splunk’s second annual Global Impact Report details the company’s progress across four areas: social impact, ethical and inclusive growth, data responsibility and environmental sustainability.
•Best Place to Work: Splunk was recognized as one of Great Place to Work’s 2022 Best Workplaces for Parents in the U.S. for a fourth consecutive year.

Financial Outlook

The company is providing the following guidance for its fiscal first quarter 2024 (ending April 30, 2023):
•Total ARR is expected to be approximately $3.7 billion.
•Total revenues are expected to be between $710 million and $725 million.
•Non-GAAP operating margin is expected to be between negative 3% and negative 5%.
•Free cash flow is expected to be approximately $475 million.

The company is providing the following guidance for its fiscal year 2024 (ending January 31, 2024):
•Total ARR is expected to be between $4.125 billion and $4.175 billion.
•Total revenues are expected to be between $3.85 billion and $3.9 billion.
•Non-GAAP operating margin is expected to be between 16.5% and 17.5%.
•Free cash flow is expected to be between $775 million and $795 million.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation-related charges, including related employer payroll tax-related items, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

Conference Call and Webcast

Splunk’s executive management team will host a conference call beginning at 1:30 p.m. PT (4:30 p.m. ET) today to discuss financial results and business highlights. Interested parties may access the call by dialing (800) 715-9871 in the U.S. or (646) 307-1963 from international locations and referencing conference ID 5884905. A live audio webcast and replay of the conference call will also be available on Splunk’s Investor Relations website at https://investors.splunk.com/events-presentations. An audio webcast replay of the call will be available for the next 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s long-term prospects, including Splunk’s guidance for total ARR, total revenues, non-GAAP operating margin and free cash flow targets for the company’s fiscal first quarter 2024 and fiscal year 2024; our global presence and trends in customer demand and engagement; statements regarding our operating efficiency, growth and profitability; statements regarding our products, projects, technology and ongoing product development; statements regarding our market opportunity; the market for data-related products and the importance of data and our ability to leverage these trends; expectations for our industry, business and products, such as our business model, customer demand and trust, our partner relationships, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the macroeconomic environment, including inflationary pressures, economic uncertainty and impacts on information technology spending; risks associated with Splunk’s growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in the company’s business, including product and service innovations and through acquisitions; Splunk’s shift from sales of licenses to sales of cloud services which impacts the timing of revenue and margins; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to the company’s convertible notes; COVID-19 and related public health measures on our business and the business of our customers, as well as the impact of new variants on the overall economic environment, including customer buying capacity, urgency and patterns; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2022, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC, including its Annual Report on Form 10-K that will be filed within 60 days of Splunk’s fiscal year end. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

*2022 IDC MarketScape: Worldwide SIEM 2022 Vendor Assessment (doc #US49029922, November 2022)

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) helps build a safer and more resilient digital world. Organizations trust Splunk to prevent security, infrastructure and application issues from becoming major incidents, absorb shocks from digital disruptions, and accelerate digital transformation.

Splunk, Splunk>, and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2023 Splunk Inc. All rights reserved.

For more information, please contact:

Media Contact
Mara Mort
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
ir@splunk.com
Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Revenues
Cloud services	$413,934	$289,363	$1,457,295	$943,785
License	670,005	444,579	1,521,116	1,056,481
Maintenance and services	167,166	167,177	675,297	673,398
Total revenues	1,251,105	901,119	3,653,708	2,673,664
Cost of revenues
Cloud services	128,360	111,963	490,299	398,274
License	1,253	1,237	5,312	9,215
Maintenance and services	75,670	77,166	320,384	326,480
Total cost of revenues	205,283	190,366	815,995	733,969
Gross profit	1,045,822	710,753	2,837,713	1,939,695
Operating expenses
Research and development	243,027	257,522	997,170	1,029,574
Sales and marketing	427,589	409,431	1,621,518	1,534,600
General and administrative	109,135	122,486	454,531	522,350
Total operating expenses	779,751	789,439	3,073,219	3,086,524
Operating income (loss)	266,071	(78,686)	(235,506)	(1,146,829)
Interest and other income (expense), net
Interest income	12,482	809	25,401	2,583
Interest expense	(11,230)	(51,272)	(46,026)	(174,598)
Other income (expense), net	(1,772)	(2,273)	(9,320)	(1,939)
Total interest and other income (expense), net	(520)	(52,736)	(29,945)	(173,954)
Income (loss) before income taxes	265,551	(131,422)	(265,451)	(1,320,783)
Income tax provision (benefit)	(3,241)	9,401	12,411	18,314
Net income (loss)	$268,792	$(140,823)	$(277,862)	$(1,339,097)

Net income (loss) per share - basic	$1.64	$(0.88)	$(1.71)	$(8.29)
Net income (loss) per share - diluted	$1.44	$(0.88)	$(1.71)	$(8.29)

Weighted-average shares used in computing basic net income (loss) per share	164,262	159,217	162,376	161,628
Weighted-average shares used in computing diluted net income (loss) per share	187,002	159,217	162,376	161,628

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2023	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$690,587	$1,428,691
Investments, current	1,316,347	286,337
Accounts receivable, net	1,600,591	1,306,666
Prepaid expenses and other current assets	174,388	152,871
Deferred commissions, current	116,758	102,322
Total current assets	3,898,671	3,276,887
Investments, non-current	41,700	46,431
Accounts receivable, non-current	286,299	242,689
Operating lease right-of-use assets	186,981	229,198
Property and equipment, net	108,540	124,900
Intangible assets, net	119,588	164,769
Goodwill	1,416,920	1,401,628
Deferred commissions, non-current	242,731	200,876
Other assets	42,493	103,497
Total assets	$6,343,923	$5,790,875
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$15,299	$59,206
Accrued compensation	357,550	396,952
Accrued expenses and other liabilities	229,480	257,979
Deferred revenue, current	1,657,685	1,384,605
Debt, current	775,656	—
Total current liabilities	3,035,670	2,098,742
Debt, non-current	3,099,289	3,137,731
Operating lease liabilities	202,268	225,556
Deferred revenue, non-current	91,102	86,584
Other liabilities, non-current	26,107	19,491
Total non-current liabilities	3,418,766	3,469,362
Total liabilities	6,454,436	5,568,104
Stockholders’ equity
Common stock	171	167
Accumulated other comprehensive loss	(6,363)	(1,199)
Additional paid-in capital	4,682,414	5,032,351
Treasury stock, at cost	(1,000,000)	(1,000,000)
Accumulated deficit	(3,786,735)	(3,808,548)
Total stockholders’ equity	(110,513)	222,771
Total liabilities and stockholders’ equity	$6,343,923	$5,790,875

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net income (loss)	$268,792	$(140,823)	$(277,862)	$(1,339,097)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26,024	24,520	99,470	99,145
Amortization of deferred commissions	29,796	34,745	111,205	144,850
Amortization of investment premiums (accretion of discounts), net	(2,590)	653	(4,652)	1,741
Amortization of debt discount and issuance costs	2,401	41,889	10,279	140,847
Losses on facility exits	—	—	10,000	47,124
Non-cash operating lease costs	3,403	9,446	324	9,191
Stock-based compensation	187,393	203,861	789,138	794,818
Deferred income taxes	(1,261)	1,089	(2,695)	(579)
Other	782	752	879	785
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(745,160)	(513,226)	(337,177)	(87,491)
Prepaid expenses and other assets	(54,633)	(25,155)	42,075	(8,215)
Deferred commissions	(65,130)	(105,233)	(167,496)	(242,080)
Accounts payable	(3,134)	23,589	(43,907)	33,115
Accrued compensation	109,392	99,219	(39,402)	114,966
Accrued expenses and other liabilities	30,887	19,795	(15,337)	90,079
Deferred revenue	489,026	457,568	274,788	328,849
Net cash provided by operating activities	275,988	132,689	449,630	128,048
Cash flows from investing activities
Purchases of property and equipment	(4,391)	(841)	(13,620)	(10,671)
Capitalized software development costs	(2,976)	(3,518)	(8,782)	(9,361)
Purchases of marketable securities	(547,654)	(29,992)	(1,536,558)	(388,741)
Maturities of marketable securities	163,086	53,670	515,950	178,124
Purchases of strategic investments	(375)	(8,300)	(6,734)	(23,750)
Acquisitions, net of cash acquired	(21,950)	—	(21,950)	(80,333)
Other investment activities	—	33	1,534	980
Net cash provided by (used in) investing activities	(414,260)	11,052	(1,070,160)	(333,752)
Cash flows from financing activities
Proceeds from the exercise of stock options	59	564	1,457	2,430
Proceeds from employee stock purchase plan	29,722	31,692	78,318	79,938
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	(290)	—	981,920
Repurchases of common stock	—	—	—	(1,000,000)
Taxes paid related to net share settlement of equity awards	(33,851)	(51,397)	(197,349)	(200,957)
Net cash used in financing activities	(4,070)	(19,431)	(117,574)	(136,669)
Net increase (decrease) in cash and cash equivalents	(142,342)	124,310	(738,104)	(342,373)
Cash and cash equivalents at beginning of period	832,929	1,304,381	1,428,691	1,771,064
Cash and cash equivalents at end of period	$690,587	$1,428,691	$690,587	$1,428,691
Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“Total ARR”) represents the annualized revenue run-rate of active cloud services, term license and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue (“Cloud ARR”) represents the annualized revenue run-rate of active cloud services contracts at the end of a reporting period. Each contract is annualized by dividing the contract value by the number of days in the contract term and then multiplying by 365. We calculate cloud dollar-based net retention rate (“Cloud DBNRR”) by dividing the Cloud ARR at the end of a period (“Cloud Current Period ARR”) by the Cloud ARR of the same group of customers at the beginning of that 12-month period. Cloud Current Period ARR includes existing customer renewals and expansion, is net of existing customer contraction and churn, and excludes new customers. For the trailing 12-month Cloud DBNRR, we take the dollar-weighted average of the Cloud DBNRR over the trailing 12 months.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cloud services cost of revenues, cloud services gross margin, cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating expense, operating income (loss), operating margin, income tax provision (benefit), net income (loss), net income (loss) per share and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, capitalized software development costs, non-cash interest expense related to convertible senior notes and a net loss on strategic investments. The non-GAAP financial measures are also adjusted for Splunk's current and deferred tax rate on non-GAAP income (loss). Splunk uses a long-term projected non-GAAP tax rate to provide consistency across interim reporting periods. We base our rate on non-GAAP financial projections. In determining our tax rate, we exclude the impact of nonrecurring items, and we make assumptions including those about tax legislation and our tax positions. We applied a 20% non-GAAP tax rate to the three and twelve months ended January 31, 2023 and 2022. In addition, non-GAAP financial measures include free cash flow, which represents operating cash flow less purchases of property and equipment and capitalized software development costs. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated or used by the business.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, capitalized software development costs, non-cash interest expense related to convertible senior notes and a net loss on strategic investments from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of Splunk’s core operating results.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be, for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.
Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided By Operating Activities to Free Cash Flow

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$275,988	$132,689	$449,630	$128,048
Less purchases of property and equipment	(4,391)	(841)	(13,620)	(10,671)
Less capitalized software development costs	(2,976)	(3,518)	(8,782)	(9,361)
Free cash flow (non-GAAP)	$268,621	$128,330	$427,228	$108,016
Net cash provided by (used in) investing activities	$(414,260)	$11,052	$(1,070,160)	$(333,752)
Net cash used in financing activities	$(4,070)	$(19,431)	$(117,574)	$(136,669)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2023

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$128,360	$(6,226)	$(8,209)	$—	$(3,788)	$—	$—	$110,137
Cloud services gross margin	69.0%	1.5%	2.0%	—%	0.9%	—%	—%	73.4%
Cost of revenues	205,283	(21,775)	(9,438)	—	(3,788)	—	—	170,282
Gross margin	83.6%	1.7%	0.8%	—%	0.3%	—%	—%	86.4%
Research and development	243,027	(88,741)	—	—	2,976	—	—	157,262
Sales and marketing	427,589	(61,690)	(4,908)	(3,968)	—	—	—	357,023
General and administrative	109,135	(16,850)	—	—	—	—	—	92,285
Operating expense	779,751	(167,281)	(4,908)	(3,968)	2,976			606,570
Operating income	266,071	189,056	14,346	3,968	812	—	—	474,253
Operating margin	21.3%	15.1%	1.1%	0.3%	0.1%	—%	—%	37.9%
Income tax provision (benefit)	(3,241)	—	—	—	—	—	98,468	95,227
Net income	$268,792	$189,056	$14,346	$3,968	$812	$2,401	$(98,468)	$380,907
Basic net income per share (1)	$1.64	$1.15	$0.10	$0.02	$—	$0.01	$(0.60)	$2.32
Diluted net income per share (1)	$1.44							$2.04
_________________________
(1)                GAAP basic net income per share and Non-GAAP basic net income per share is calculated based on 164,262 weighted-average shares of common stock. GAAP diluted net income per share and Non-GAAP diluted net income per share is calculated based on 187,002 diluted weighted-average shares of common stock, which includes 22,740 potentially dilutive shares related to convertible notes and employee stock awards. GAAP to non-GAAP diluted net income per share is not reconciled due to the difference in the number of weighted-average shares used to calculate GAAP and non-GAAP diluted net income per share.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2022

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$111,963	$(4,739)	$(7,578)	$—	$(2,747)	$—	$—	$96,899
Cloud services gross margin	61.3%	1.6%	2.7%	—%	0.9%	—%	—%	66.5%
Cost of revenues	190,366	(19,500)	(8,806)	—	(2,747)	—	—	159,313
Gross margin	78.9%	2.1%	1.0%	—%	0.3%	—%	—%	82.3%
Research and development	257,522	(84,817)	—	—	3,518	—	—	176,223
Sales and marketing	409,431	(65,884)	(5,242)	—	—	—	—	338,305
General and administrative	122,486	(36,159)	—	(3,268)	—	—	—	83,059
Operating expense	789,439	(186,860)	(5,242)	(3,268)	3,518	—	—	597,587
Operating income (loss)	(78,686)	206,360	14,048	3,268	(771)	—	—	144,219
Operating margin	(8.7)%	22.8%	1.6%	0.4%	(0.1)%	—%	—%	16.0%
Income tax provision	9,401	—	—	—	—	—	17,273	26,674
Net income (loss)	$(140,823)	$206,360	$14,048	$3,268	$(771)	$41,889	$(17,273)	$106,698
Basic net income (loss) per share (1)	$(0.88)	$1.29	$0.09	$0.02	$—	$0.26	$(0.11)	$0.67
Diluted net income (loss) per share (1)	$(0.88)							$0.66
_________________________
(1)               GAAP basic and diluted net loss per share and non-GAAP basic net loss per share calculated based on 159,217 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 160,765 diluted weighted-average shares of common stock, which includes 1,548 potentially dilutive shares related to convertible notes and employee stock awards. GAAP to non-GAAP diluted net income (loss) per share is not reconciled due to the difference in the number of weighted-average shares used to calculate GAAP and non-GAAP diluted net income (loss) per share.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2023

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Loss on strategic investments, net	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$490,299	$(23,082)	$(30,943)	$—	$—	$(12,777)	$—	$—	$—	$423,497
Cloud services gross margin	66.4%	1.6%	2.0%	—%	—%	0.9%	—%	—%	—%	70.9%
Cost of revenues	815,995	(87,837)	(35,859)	—	—	(12,777)	—	—	—	679,522
Gross margin	77.7%	2.4%	1.0%	—%	—%	0.3%	—%	—%	—%	81.4%
Research and development	997,170	(345,679)	—	—	—	8,782	—	—	—	660,273
Sales and marketing	1,621,518	(252,952)	(20,522)	—	(3,968)	—	—	—	—	1,344,076
General and administrative	454,531	(118,066)	—	(692)	(10,000)	—	—	—	—	325,773
Operating expense	3,073,219	(716,697)	(20,522)	(692)	(13,968)	8,782	—	—	—	2,330,122
Operating income (loss)	(235,506)	804,534	56,381	692	13,968	3,995	—	—	—	644,064
Operating margin	(6.4)%	22.0%	1.5%	—%	0.4%	0.1%	—%	—%	—%	17.6%
Income tax provision	12,411	—	—	—	—	—	—	—	112,488	124,899
Net income (loss)	$(277,862)	$804,534	$56,381	$692	$13,968	$3,995	$10,279	$97	$(112,488)	$499,596
Basic net income (loss) per share (1)	$(1.71)	$4.95	$0.36	$—	$0.09	$0.02	$0.06	$—	$(0.69)	$3.08
Diluted net income (loss) per share (1)	$(1.71)									$2.69
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(1)                GAAP basic and diluted net loss per share and non-GAAP basic net loss per share calculated based on 162,376 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 185,791 diluted weighted-average shares of common stock, which includes 23,415 potentially dilutive shares related to convertible notes and employee stock awards. GAAP to non-GAAP diluted net income (loss) per share is not reconciled due to the difference in the number of weighted-average shares used to calculate GAAP and non-GAAP diluted net income (loss) per share.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2022

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes		Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$398,274	$(17,554)	$(29,197)	$—	$—	$(6,432)	$—		$—	$345,091
Cloud services gross margin	57.8%	1.9%	3.0%	—%	—%	0.7%	—%		—%	63.4%
Cost of revenues	733,969	(81,835)	(37,438)	—	—	(6,432)	—		—	608,264
Gross margin	72.5%	3.1%	1.4%	—%	—%	0.2%	—%		—%	77.2%
Research and development	1,029,574	(333,178)	(26)	—	—	8,649	—		—	705,019
Sales and marketing	1,534,600	(252,180)	(20,368)	—	(613)	—	—		—	1,261,439
General and administrative	522,350	(143,762)	—	(957)	(58,496)	—	—		—	319,135
Operating expense	3,086,524	(729,120)	(20,394)	(957)	(59,109)	8,649	—		—	2,285,593
Operating loss	(1,146,829)	810,955	57,832	957	59,109	(2,217)	—		—	(220,193)
Operating margin	(42.9)%	30.4%	2.2%	—%	2.2%	(0.1)%	—%		—%	(8.2)%
Income tax provision (benefit)	18,314	—	—	—	—	—	—		(68,975)	(50,661)
Net loss	$(1,339,097)	$810,955	$57,832	$957	$59,109	$(2,217)	$140,847	(4)	$68,975	$(202,639)
Basic and diluted net loss per share (1)	$(8.29)	$5.01	$0.36	$0.01	$0.37	$(0.01)	$0.87		$0.43	$(1.25)
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(1)                Calculated based on 161,628 weighted-average shares of common stock.
(2)                Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

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